(m)(8)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN

ING Classic Money Market Fund

Class A

Class B

Class C

ING Floating Rate Fund

Class A

Class C

ING High Yield Bond Fund

Class A

Class B

Class C

ING Intermediate Bond Fund

Class A

Class B

Class C